UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 20, 2007

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26534 (Commission File Number)	13-3671221 (IRS Employer Identification No.)

4 Science Park, New Haven, CT (Address of Principal Executive Offices)	06511 (Zip Code)

Registrant’s telephone number, including area code:	(203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on February 14, 2007, Vion Pharmaceuticals, Inc. (the “Company”) entered into a purchase agreement with an initial purchaser, pursuant to which it agreed to sell up to $60 million aggregate principal amount of its 7.75% convertible senior notes due 2012 (the “Notes”) and warrants (the “Warrants”) to purchase up to 7,800,000 shares of its common stock to the initial purchaser, for resale in a private placement to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Act”), to persons outside the United States under Regulation S under the Act and to institutional investors that are accredited investors within the meaning of Rule 501 of Regulation D under the Act. The sale of $60 million aggregate principal amount of Notes and Warrants to purchase an aggregate of up to 7,800,000 shares of common stock was consummated on February 20, 2007. The price to the initial purchaser was 94 percent of the aggregate principal amount of the Notes, or an aggregate discount of $3,600,000.00.

The terms of the Notes are governed by an indenture, dated February 20, 2007, between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Notes are convertible into shares of the Company’s common stock at the option of the holder of Notes at any time after the earlier of (i) the date a shelf registration statement with respect to the resale of the shares of common stock issuable upon conversion of the Notes becomes effective and (ii) August 19, 2007, and prior to the close of business on February 15, 2012, at an initial conversion rate of 520.833 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of $1.92 per share. The conversion price is subject to adjustment in accordance with the terms of the Indenture. If Notes are called for redemption, the noteholders will be entitled to convert the Notes at any time before the close of business on the date immediately preceding the date fixed for redemption.

The Company is obligated to pay the principal amount of the Notes in cash on the maturity date, February 15, 2012. On or after, but not prior to, February 15, 2010, the Company has the right to redeem some or all of the Notes for cash at any time, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the redemption date. Upon certain fundamental changes (as described below), holders of Notes will have the right, subject to various conditions and restrictions, to require the Company to repurchase their Notes, in whole or in part, at 100% of the principal amount plus accrued and unpaid interest up to, but not including, the repurchase date.

The Notes bear interest at 7.75% of the principal amount per year, payable on February 15 and August 15 of each year, beginning on August 15, 2007. Interest may be paid in cash or registered shares of common stock or some combination of cash and registered shares of common stock having a fair market value equal to the interest payment due, in each case at the

Company’s option subject to compliance with Nasdaq shareholder approval rules, from the date of issuance until repayment in full or until an earlier conversion, redemption or repurchase. For the purposes of interest payments, the fair market value of the common stock shall be equal to the closing bid price of the common stock as of the interest payment date.

The Notes are general unsecured obligations of the Company and are (i) junior in right of payment to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness; (ii) equal in right of payment to the Company’s future senior unsecured indebtedness; (iii) senior in right of payment to the Company’s existing and future subordinated indebtedness; and (iv) structurally subordinated to any indebtedness or other liabilities of the Company’s subsidiaries. The Notes and the Indenture also restrict the Company and its subsidiaries from incurring indebtedness or other obligations, including senior secured indebtedness or other secured obligations, in the future.

The Notes shall automatically convert at any time prior to maturity if the closing price per share of the common stock has exceeded 150% of the conversion price then in effect for at least 20 trading days within any 30-consecutive trading day period, provided that only those Notes as to which the Company is then able to make the make-whole payment (defined below) under Nasdaq shareholder approval rules shall be automatically converted; and further provided that only those Notes (i) for which a shelf registration statement was in effect with respect to the resale of the shares of common stock issuable upon automatic conversion for each day during such 30-consecutive trading day period or (ii) for which the shares issuable upon automatic conversion may be freely transferred pursuant to Rule 144(k) under the Act, shall be automatically converted. Upon any automatic conversion of the Notes, the Company shall pay to holders an amount equal to $232.50 per $1,000 principal amount of Notes so converted, less the amount of any interest paid on such Notes prior to the conversion date. This payment may be made at the Company’s option in cash, registered shares of common stock or some combination of cash and registered shares of common stock having a fair market value equal to the make-whole payment due. For purposes of this provision, the fair market value of the common stock shall be equal to 95% of the volume-weighted average price of the common stock for the five consecutive trading days ending on the trading day immediately preceding the conversion date, subject to compliance with Nasdaq shareholder approval rules. Under no circumstances will any issuance of additional shares of common stock as a make-whole payment, taken together with any shares of common stock issued in payment of interest on the Notes and issued or issuable upon conversion of the Notes, result in an effective price per share of common stock to holders below $1.60, subject to adjustment in the same manner as the conversion price.

Upon certain fundamental changes, holders of Notes will have the right, subject to various conditions and restrictions, to require the Company to repurchase the Notes, in whole or in part, at 100% of the principal amount plus accrued and unpaid interest up to, but not including, the repurchase date. If a fundamental change occurs prior to February 15, 2010, the Company may be required to pay a make-whole premium on the Notes converted and not repurchased in connection with the fundamental change by issuing additional shares of common stock upon conversion of such Notes. No additional shares of common stock will be issued if the price of the common stock at the time of the fundamental change is less than $1.60 or at least $3.60. Under no circumstances, however, will the issuance of additional shares of common stock as a make-whole premium, taken together with any shares of common stock issued in payment of interest on the Notes and any shares issued or issuable upon conversion of the Notes, result in an effective price per share of common stock to holders below $1.60, subject to adjustment in the same manner as the conversion price.

If there is an event of default on the Notes, the principal amount of the Notes, plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. It is an event of default under the Notes if (i) the Company fails to pay the principal amount, a redemption price, a make-whole payment on an automatic conversion or a fundamental change repurchase price or related premiums with respect to any Note when due; (ii) the Company fails to pay any interest on the Notes when due and that default continues for 30 days; (iii) the Company fails to give notice that it is required to give if there is a fundamental change; (iv) the Company fails to convert the Notes upon conversion and such failure continues for a period of five business days or more; (v) the Company fails to perform any other covenant in the Indenture and that failure continues for 60 days after written notice to the Company; (vi) the Company fails to pay when due any indebtedness in excess of $5,000,000 and such failure continues for 30 days or more following the end of any applicable grace period, or, if such indebtedness has been accelerated and such acceleration is not annulled within 30 days after written notice to the Company; and (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company specified in the Indenture occur.

The Warrants are exercisable into shares of the Company’s common stock at the option of the holder of Warrants at any time after the earlier of (i) the date a shelf registration statement with respect to the resale of the shares of common stock issuable upon exercise of the Warrants becomes effective and (ii) August 19, 2007 (180 days after the closing of the sale of the Warrants), and prior to the close of business on February 15, 2010, or earlier upon redemption, at an initial exercise price of $2.00 per share. The exercise price is subject to adjustment in accordance with the terms of the Warrant. The Company may redeem the outstanding Warrants in whole or in part for $0.01 per Warrant at any time after the Warrants become exercisable if, and only if, the last sales price of the Company’s common stock equals or exceeds 150% of the exercise price per share of the Warrants then in effect for any 20 trading days within a 30-consecutive trading day period and at all times during such period there is an effective registration statement relating to the resale of all the shares of common stock issuable upon exercise of the Warrants. If the foregoing conditions are satisfied and the Company calls the Warrants for redemption, each Warrant holder will then be entitled to exercise his, her or its Warrant prior to the date scheduled for redemption.

In connection with the offering of the Notes and the Warrants, the Company also entered into a registration rights agreement, dated as of February 20, 2007, with the initial purchaser (the “Registration Rights Agreement”). George Bickerstaff is currently a Managing Director of the initial purchaser and a member of the Company’s Board of Directors. Under the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement with respect to the resale of the Notes, the resale of the shares of common stock issuable upon conversion of the Notes and the resale of the shares of common stock issuable upon exercise of the Warrants by May 21, 2007 and to use its reasonable best efforts to cause it to become effective by August 19, 2007 ; provided that if the

SEC will not permit the registration statement to become effective as a resale registration statement for the selling securityholders with respect to any or all of the securities to be registered as opposed to as a registration statement for a primary offering, the Company will register the maximum amount of Notes and number of shares permitted by the SEC. If the Company fails to have the shelf registration statement declared effective by the August 19, 2007 or, if declared effective, to maintain such effectiveness thereafter (subject to the permitted exception described above), the Company will pay additional interest at a rate of 0.25% per annum for the first 90 calendar days following the expiration of the period, increasing at the end of such 90 calendar day period by 0.25% per annum, subject to a maximum rate of 8.25% per annum for the duration of such failure. Under the Registration Rights Agreement, we have agreed that, subject to SEC policies, if the initial registration statement declared effective by the SEC registers the resale of less than all of the Notes or the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, the Company will file an additional registration statement to register the resale of the remaining Notes and shares no earlier than 180 days nor later than 270 days after the effective date of the initial registration statement. The Company will not be in breach or default of the Registration Rights Agreement or become obligated to pay additional interest if due to SEC policy the Company’s filing of the additional registration statement is be prohibited, the amount of Notes and number of shares the Company may include in the registration statement is limited or the SEC refuses to declare the registration statement effective.

The foregoing descriptions are qualified in their entirety by reference to the Indenture (including the form of Notes attached thereto), the Registration Rights Agreement and the Form of Warrant, which are attached to this current report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 3.02.

Item 8.01.	Other Events

A copy of the press release announcing the consummation of the sale of the Notes and the Warrants is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of February 20, 2007, between the Company and U.S. Bank National Association, as Trustee (including Form of Note attached thereto).

4.2	Registration Rights Agreement, dated as of February 20, 2007, between the Company and CRT Capital Group LLC, as Initial Purchaser.

4.3	Form of Warrant.

99.1	Press Release dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: February 20, 2007	By:	/s/ Howard B. Johnson
	Name:	Howard B. Johnson
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of February 20, 2007, between the Company and U.S. Bank National Association, as Trustee (including Form of Note attached thereto).

4.2	Registration Rights Agreement, dated as of February 20, 2007, between the Company and CRT Capital Group LLC, as Initial Purchaser.

4.3	Form of Warrant.

99.1	Press Release dated February 20, 2007.